EXHIBIT 8.2

                                                                   ALLEN & OVERY

                                                               ALLEN & OVERY LLP
                                                                  One New Change
                                                  London EC4M 9QQ United Kingdom
Permanent Financing (No. 5) PLC
Blackwell House                                          Tel +44 (0)20 7330 3000
Guildhall Yard                                           Fax +44 (0)20 7330 9999
London EC2V 5AE
United Kingdom


Our ref MRB/ZKH//33775-00197 TX:125130.1
14 July 2004

Ladies and Gentlemen:

PERMANENT FINANCING (NO. 5) PLC - REGISTRATION STATEMENT ON FORM S-11

We have acted as United Kingdom tax counsel to Permanent Financing (No. 5) PLC, a public limited company incorporated under the laws of England and Wales (the ISSUER), in connection with the preparation of the registration statement on Form S-11 (the REGISTRATION STATEMENT) to be filed with the Securities and Exchange Commission (the COMMISSION) under the Securities Act of 1933, as amended (the ACT), on 14th July, 2004, as amended on the date hereof, of which the prospectus (the PROSPECTUS) forms a part. The Registration Statement and Prospectus relate to the Issuer's issuance of the series 1 issuer notes, series 2 issuer notes and series 3 issuer notes (the US NOTES).

As United Kingdom tax counsel, we have advised the Issuer with respect to certain United Kingdom tax consequences of the proposed issuance of the US Notes. This advice is summarised under the headings "Summary of prospectus - United Kingdom tax status" and "United Kingdom taxation" (collectively, the DISCUSSIONS) in the prospectus relating to the US Notes which is part of the Registration Statement. We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. We are aware that we are referred to in the Discussions and under the heading "Legal matters" in the Prospectus, and we hereby consent to the references to us in those sections without thereby implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



Yours faithfully,

/s/ Allen & Overy LLP

ALLEN & OVERY LLP



Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is regulated by the Law Society of England and Wales. A list of the members of Allen & Overy LLP and their professional qualifications is open to inspection at its registered office, One New Change, London EC4M 9QQ. Any reference to a partner in relation to Allen & Overy LLP means a member, consultant or employee of Allen & Overy LLP.

Allen &  Overy  LLP or an  affiliated  undertaking  has an  office  in each  of:
Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Milan, Moscow, New York, Paris, Prague, Rome, Shanghai, Singapore, Tokyo, Turin, Warsaw